SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report - October 11, 1996
                        (Date of earliest event reported)

                               MEDIQ INCORPORATED
             (Exact name of registrant as specified in its charter)



          Delaware                        1-8147                 51-0219413
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



                  One MEDIQ Plaza, Pennsauken, New Jersey 08110
               (Address of principal executive offices, zip code)



                            Area Code (609) 665-9300
                               (Telephone number)

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Item 2. Disposition of Assets


     On October 11, 1996, the previously announced acquisition of PCI Services, Inc. ("PCI") by Cardinal Health, Inc. ("Cardinal") was completed pursuant to the terms of an Agreement and Plan of Merger, dated as of July 23, 1996 among Cardinal, PCI, MEDIQ Incorporated ("MEDIQ") and a wholly-owned subsidiary of Cardinal. In the transaction, which was structured as a merger of PCI with a wholly-owned subsidiary of Cardinal, the 2,875,000 shares of common stock owned by MEDIQ were converted into the right to receive 966,000 shares of common stock of Cardinal, using an exchange ratio of .336 Cardinal shares for each PCI share.

     The shares of Cardinal common stock acquired by MEDIQ in the transaction may, subject to certain restrictions, be sold by MEDIQ any time after Cardinal shall have publicly released the combined financial results (including combined sales and net income) of Cardinal and PCI including at least 30 days of combined operations of Cardinal and PCI following the consummation of the transaction.

     Based on the closing price for shares of Cardinal common stock on October 11, 1996, the Cardinal shares acquired by MEDIQ had a market value of approximately $79.2 million. On this basis, MEDIQ would anticipate realizing, in the first quarter of fiscal 1997, an after tax gain of approximately $31.8 million on the divestiture of the PCI shares, or approximately $1.28 per share of MEDIQ common stock.

     The foregoing summary is qualified in its entirety by reference to the copy of the Merger Agreement and related agreements included as exhibits to this Form 8-K and incorporated herein in their entirety by reference.


Item 7. Financial Statements and Exhibits

(b) Pro forma financial information.

     The Registrant restated its financial statements as of June 30, 1996 to reflect its equity investment in PCI Services, Inc. as a discontinued operation. Accordingly, pro forma financial information is not required pursuant to Article 11 of Regulation S-X.

(c) Exhibits.

     Exhibit 1 - Agreement and Plan of Merger dated as of July 23, 1996 by and among Cardinal Health Inc., Panther Merger Corp., PCI Services, Inc., and MEDIQ Incorporated is

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(c) Exhibits (continued)

incorporated herein by reference to Exhibit 2.1 to the Schedule 13D filed by Cardinal Health, Inc. with respect to the securities of PCI Services, Inc. on July 29, 1996.

     Exhibit 2 - Support/Voting Agreement dated as of July 23, 1996, by and among Cardinal Health Inc., MEDIQ Incorporated and MEDIQ Investment Services, Inc. is incorporated herein by reference to Exhibit 99.1 to the Schedule 13D filed by Cardinal Health, Inc. with respect to the securities of PCI Services, Inc. on July 29, 1996.

     Exhibit 3 - Stock Option Agreement dated as of July 23, 1996, by and among Cardinal Health Inc., MEDIQ Incorporated and MEDIQ Investment Services, Inc. is incorporated herein by reference to Exhibit 2.2 to the Schedule 13D filed by Cardinal Health, Inc. with respect to the securities of PCI Services, Inc. on July 29, 1996.

     Exhibit 4 - Affiliate Letter between Cardinal Health, Inc. and MEDIQ Incorporated dated as of August 16, 1996.

     Exhibit 99 - Press Release dated October 11, 1996.


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                      MEDIQ INCORPORATED AND SUBSIDIARIES

                                   SIGNATURE
                                   ---------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                               MEDIQ Incorporated
                                               ------------------
                                                  (Registrant)

October 17, 1996
----------------
    (Date)


                                               /s/ Michael F. Sandler
                                               ----------------------
                                               Michael F. Sandler
                                               Senior Vice President -- Finance
                                               and Chief Financial Officer


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